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                                                                     Exhibit 3.1

                         ARTICLES OF RESTATEMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                NATUR-PHARMA INC.

To the Division of Corporations and Commercial Code, State of Utah:

         Pursuant to the provisions of Section 16-10a-1007 of the Utah Revised Business Corporation Act, the undersigned corporation adopts the following Articles of Restatement to its Articles of Incorporation:

         The name of the corporation is NATUR-PHARMA INC., originally formed as NEW NP CORP.

         The Articles of Incorporation are amended in their entirety and the text of the Articles of Incorporation is hereby restated as amended to read as herein set forth in full:

         FIRST:   The name of the Corporation is NATUR-PHARMA INC.

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

         THIRD:   The following appointment is hereby noted: The address of the registered office of the Corporation in the State of Utah is c/o The Prentice-Hall Corporation System, Inc., 185 South State Street, Salt Lake City 84111; and the name of the registered agent of the corporation in Utah at such address is The Prentice-Hall Corporation System, Inc.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be 1,000 shares of Common Stock, all of which shall be without par value. Each share of Common Stock shall be entitled to one vote.

         FIFTH:   No election of directors need be by written ballot.

         SIXTH:   The Board of Directors shall not designate any committee of the Board of Directors.

         SEVENTH: Except as otherwise set forth in Section 16-10a-704(5) of the Utah Revised Business Corporation Act, any action in connection with any increase or decrease in the number of the members of the Board of Directors of the Corporation (including, without limitation, the appointment or removal of any director) that is required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior
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notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the provisions of Section 16-10a-704 of the Utah Revised Business Corporation Act. Except as contemplated in the immediately foregoing sentence, all other actions that are required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote only if a unanimous consent or consents in writing shall be signed by the holders of outstanding shares entitled to vote thereon and shall be delivered to the Corporation in accordance with the provisions of Section 16-10a-704 of the Utah Revised Business Corporation Act.

         EIGHTH: Except to the extent expressly prohibited by Article 11.7 of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, as amended, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., Natur-Pharma Inc. and Green Equity Investors II, L.P. (the "Agreement"), with respect to the Stockholder Indemnitors (as such term is defined in the Agreement), the Corporation shall, to the fullest extent permitted by the provisions of Part 9 of the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify each person who is or was an officer or Director of the Corporation and may indemnify any and all other persons whom it shall have power to indemnify under said Part 9 from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Part 9, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to acting in such person's official capacity and as to acting in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. Nothing in this Article Eighth and no provision of any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, shall obligate the Corporation to indemnify such persons for expenses, liabilities, or other matters referred to in or covered by Part 9 of the Utah Revised Business Corporation Act, arising out of any act or omission prior to the adoption of these Articles of Restatement to the Articles of Incorporation

         NINTH:   A Director of the Corporation shall not be personally liable to the Corporation or the shareholders for damages for any breach of duty in such capacity, except for the liability of any Director for the amount of a financial benefit received by a Director to which such director is not entitled, an intentional infliction of harm on the Corporation or the shareholders, a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, an intentional violation of the criminal law, or the liability of any Director for any act or omission prior to the adoption of these Articles of Restatement to the Articles of Incorporation. If the Utah Revised Business Corporation Act is hereafter amended to
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authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the Utah Revised Business Corporation Act, as so amended. No repeal or modification of this Article Ninth shall adversely affect any right of or protection afforded to a Director prior to such repeal or modification.

         TENTH:   The shareholders shall not have any preemptive rights to
acquire the Corporation's unissued shares of any class.

         The above Articles of Restatement to the Articles of Incorporation was recommended to the shareholders by a resolution by unanimous written consent of the Board of Directors of the Corporation dated May 1, 1996, and was adopted and authorized by a resolution by unanimous written consent of the holders of all outstanding shares entitled to vote thereon, dated May 1, 1996.

         The number and class of shares outstanding, the number of votes entitled to be cast on these Articles of Restatement to the Articles of Incorporation, and the number of votes cast for and against these Articles of Restatement, were:

                          Number of                 Number of                                          Number of
                           Shares                Votes Entitled               Number of                Votes Cast
  Class                  Outstanding               to be Cast              Votes Cast For               Against
  -----                  -----------               ----------              --------------               -------
 Common                      100                       100                       100                       0

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         Under penalties of perjury, the undersigned hereby affirm that these
Articles of Restatement are the act and deed of the Corporation, and, to the best of our belief and knowledge, are true, correct and complete.

Dated: May__ , 1996.


                                Natur-Pharma Inc.


         ______________________                ______________________
              Neil Blechman                        Brian Blechman
          Assistant Secretary                      Vice President
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         The Prentice-Hall Corporation System, Inc. hereby accepts and acknowledges its appointment as the registered agent for Natur-Pharma Inc. and confirms that the undersigned meets the requirements of Section 16-10a-501 of the Utah Revised Business Corporation Act.

                                      The Prentice-Hall Corporation System, Inc.

                                      By: _________________________________

                                      Its: ________________________________